Exhibit 10.14.2
WAIVER AND CONSENT AGREEMENT
     This WAIVER AND CONSENT AGREEMENT (the “Agreement”) dated this 18th day of April, 2007 is made with respect to the Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) between
     BANK OF AMERICA, N.A., successor-by-merger to Fleet Retail Finance Inc. (the “Lender”), a national banking association, having a place of business at 100 Federal Street, 9th Floor, 4MA5-100-09-09, Boston, MA 02110,
     and
     BAKERS FOOTWEAR GROUP, INC. (the “Borrower”), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C, St. Louis, Missouri 63103,
      in consideration of the mutual covenants contained herein and benefits to be derived herefrom.
RECITALS:
     The Borrower has requested that the Lender waive the covenant in Exhibit 5.11(a) which requires that the Borrower maintain Availability of not less than the greater of (i) $1,500,000 and (ii) six percent (6%) of the Borrowing Base. Lender is willing to waive such covenant on the terms and conditions set forth below
     Accordingly, the Borrower and Lender agree as follows:
1. Definitions. Terms defined in the Recitals shall be incorporated herein as therein defined. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.
2. Waiver and Consent. Subject to satisfaction of the conditions to effectiveness set forth in Section 5 below, the Lender hereby agrees that solely for the period from April 20, 2007 through and including May 18th, 2007, the Borrower shall be required to maintain Availability at all times of not less than $250,000.00. On and after May 19th, 2007, the Borrower shall be required to comply with Exhibit 5.11(a) as in effect prior to this Agreement.
3. Additional Acknowledgments and Representations. As an inducement for the Lender to execute this Agreement, the Borrower hereby represents and warrants that as of the date hereof no Suspension Event has occurred and is continuing.
4. Ratification of Loan Documents; No Claims Against Lender. Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all and singular the terms and conditions, including execution and delivery, of the Loan Documents. There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower to the Lender could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard to the respective

Liabilities of the Borrower to the Lender; nor is there any basis on which the terms and conditions of any of the respective Liabilities of the Borrower to the Lender could be claimed to be other than as stated on the written instruments which evidence such Liabilities. To the extent that the Borrower has (or ever had) any such claims against the Lender, each hereby affirmatively WAIVES and RELEASES same.
5. Conditions To Effectiveness. This Agreement shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:
     (a) No Suspension Event shall have occurred and be continuing;
     (b) This Agreement shall have been duly executed and delivered by the respective parties hereto and shall be in full force and effect;
     (c) All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Agreement shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender; and
     (d) The Borrower shall have paid to the Lender a waiver fee in the amount of $75,000.00 and all other fees and expenses then due and owing pursuant to the Loan Agreement;
6. Miscellaneous.
     (a) This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.
     (b) This Agreement expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
     (c) Any determination that any provision of this Agreement or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Agreement .
     (d) The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution, and delivery of this Agreement .
     (e) THIS AGREEMENT SHALL BE CONSTRUED, GOVERNED, AND ENFORCED PURSUANT TO THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS SEALED INSTRUMENT.
[Signature page follows]

     IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and their seals to be hereto affixed as of the date first above written.
BAKERS FOOTWEAR GROUP, INC.
(“BORROWER”)
By: /s/ Lawrence L. Spanley, Jr.
Print Name: Lawrence L. Spanley, Jr.
Title: Executive Vice President, Chief Financial Officer
BANK OF AMERICA, N.A.
(“LENDER”)
By: /s/ David C. Storer
Print Name: David C. Storer
Title: Vice President

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